UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2024

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange
4.250% Junior Subordinated Debentures	GL PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01    Other Events.

Globe Life Inc. (“Globe Life”) is filing this Current Report on Form 8-K to provide an update and additional information with respect to comments made during Globe Life’s Conference Call for 4th Quarter 2023 Earnings on February 8, 2024 (the “Earnings Call”) about a matter that was pending in litigation at that time.

On April 11, 2022, a former independent sales agent (“Claimant”) filed suit against Globe Life subsidiary American Income Life Insurance Company (“AIL”); Simon Arias III, Arias Agencies, and S.A. Holdings, LLC (collectively, “Arias”); and a former independent contractor sales agent, Michael Russin, in the United States District Court for the Western District of Pennsylvania. Claimant alleged, among other things, that she was misclassified as an independent contractor, was subject to a hostile work environment and sexual harassment by Russin, and that AIL was vicariously liable for Russin’s conduct. In 2021, prior to the litigation and as soon as AIL became aware of Claimant’s allegations, AIL engaged an external third party to conduct an impartial and thorough investigation. AIL took prompt and appropriate action based on that investigation.

AIL and Arias filed motions to compel Claimant’s claims to individual arbitration, which the court granted on July 22, 2022, staying the claims against them pending the conclusion of the arbitration. On September 27, 2022, Claimant filed a demand for arbitration with the American Arbitration Association. A three-arbitrator panel (the “Panel”) was appointed, and the arbitration hearing was scheduled to commence on March 4, 2024.

Prior to the hearing, Claimant dismissed all claims against AIL and Arias with prejudice, and without obtaining any relief or payment from AIL or Arias. The Panel’s Final Order states:

“At 10:37pm on Sunday March 3, 2024, the night before the hearing, scheduled to commence on March 4, 2024 at 9:30am, Claimant’s counsel sent an e-mail purporting to withdraw all of Claimant’s claims. The Panel directed all parties to appear for the hearing as scheduled.... After an extensive discussion on the record, Claimant’s counsel: confirmed they are dismissing all of Claimant’s claims (both pending and previously dismissed) with prejudice; that they have authority from Claimant to do so; and, that Claimant understands and agrees that a dismissal with prejudice will have Preclusive Effect.”

The Panel “dismisse[d] th[e] case with prejudice,” and AIL has filed a motion to confirm the award in the United States District Court for the Western District of Pennsylvania.

As noted in the Earnings Call, these allegations, including allegations regarding unethical business practices and other misconduct by sales agents, were the subject of articles posted by an online publication in 2023. After the Earnings Call, the same publication posted an article regarding document subpoenas received by AIL and Globe Life from the U.S. Attorney’s Office for the Western District of Pennsylvania. The companies are fully cooperating with the government in response to these subpoenas.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date: March 14, 2024

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary